Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900 x168                                                                                                      February 1, 2007

   AFOP REPORTS IMPROVED 4th QUARTER AND FULL YEAR 2006 RESULTS

Sunnyvale, CA - February 1, 2007 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter ended December 31, 2006.

Revenues for the fourth quarter of 2006 totaled $7,746,000, which represents a 41% increase over revenues of $5,510,000 reported in the fourth quarter of 2005, and an increase of 2% over revenues of $7,573,000 reported in the previous quarter. The Company recorded a net profit for the fourth quarter of 2006 of $653,000 or $0.02 per share based on 40.4 million shares outstanding. This compares to a net loss for the fourth quarter of 2005 of $526,000, or $ (0.01) per share based on 39.6 million shares outstanding, and a net profit for the third quarter of 2006 of $358,000, or $0.01 per share based on 40.2 million shares outstanding.

Revenues for fiscal year 2006 totaled $26,792,000, which represents a 28% increase over revenues of $20,963,000 reported in the previous year. The Company recorded a net profit for fiscal year 2006 of $ 657,000 or $0.02 per share based on 40.1 million shares outstanding. This compares to a net loss for the previous year of $2,617,000 or $ (0.07) per share based on 39.3 million shares outstanding.

Included in expenses for the quarter ended December 31, 2006 was $106,000 of stock-based compensation charges under SFAS 123(R). Included in expenses for the quarter ended September 30, 2006 was $83,000 of stock-based compensation charges under SFAS 123(R). There were no deferred stock-based compensation charges for either the quarter ended December 31, or September 30, 2005, respectively.

Included in expenses for the year ended December 31, 2006 was $298,000 of stock-based compensation charges under SFAS 123(R). There were no deferred stock-based compensation charges for the year ended December 31, 2005.

"The fourth quarter capped a year of consistent improvement and significant milestones for AFOP," commented Peter Chang, President and Chief Executive Officer. "Revenues grew sequentially and resulted in a new record for AFOP annual sales. Gross margin, operating profits and net profits for the fourth quarter continued to improve from the previous quarter. Most significantly, AFOP returned to profitability for the year in 2006, compared with a net loss in 2005. Finally, in the fourth quarter, our cash and cash equivalents and short-term investment increased by $1.3 million to over $31 million."

"In 2006, we made solid progress with customers, product technology and in operations. As business conditions continue to improve, we remain encouraged about the opportunities we see in the year ahead. We expect that revenues for the year ended December 31, 2007 will continue growing. Additionally, with continued focus on operational efficiencies, we expect to generate increased profits in 2007 while continuing to invest in growth opportunities for our business." concluded Mr. Chang.

Conference Call

Management will host a conference call at 1:30 p.m. Pacific Time on February 1, 2007 to discuss AFOP's fourth quarter and Fiscal Year 2006 financial results. To participate in AFOP's conference call, please call 877-407-9210 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 227504. AFOP will also provide a live webcast of its fourth quarter and fiscal year 2006 conference call at AFOP's website www.afop.com. An audio replay will be available until February 8, 2007. The dial in number for the replay is 877-660-6853 or 201-612-7415. The replay passcodes (account # 286; conference ID#: 227504) are both required for the replay.

About AFOP

Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM-DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our ability to continue to maintain positive earnings, our ability to maintain or increase profitability in future periods, our ability to increase revenues and the extent of any revenue increase, our belief that business conditions are improving or our beliefs about future opportunities, the ability to sustain increasing customer demand for our products, our ability to continue to focus on our operating efficiency, and our ability to continue to invest in growth opportunities, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Form 10-Q for the quarter ended September 30, 2006. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	Dec. 31 2006	Dec. 31, 2005

ASSETS
Current assets:
Cash and short-term investments	$31,178	$29,407
Accounts receivable	4,009	3,570
Inventories	4,465	3,670
Other current assets	601	634

Total current assets	40,191	37,281
Property and equipment, net	4,264	4,564
Other assets	177	105

Total assets	$44,693	$41,950

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,950	$2,342
Accrued expenses and other liabilities	2,909	2,428

Total current liabilities	5,798	4,770
Long-term liabilities	930	859

Total liabilities	6,728	5,629
Stockholders' equity	37,904	36,321

Total liabilities and stockholders' equity	$44,693	$41,950

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31 2006	Sep. 30 2006	Dec. 31 2005	Dec. 31 2006	Dec. 31 2005
Revenues	$7,746	$7,573	$5,510	$26,792	$20,963
Cost of revenues	5,473	5,402	4,070	19,380	16,363

Gross profit	2,273	2,171	1,440	7,412	4,600

Operating expenses:
Research and development	798	815	816	3,080	3,434
Sales and marketing	571	543	524	2,255	2,177
General and administrative	805	789	789	3,077	3,009

Total operating expenses	2,174	2,147	2,129	8,412	8,620

Income(loss) from operations	99	24	(689)	(1,000)	(4,020)
Interest and other income, net	554	334	163	1,657	1,403

Net income (loss)	$653	$358	$(526)	$657	$(2,617)

Net income (loss) per share:
Basic	$0.02	$0.01	$(0.01)	$0.02	$(0.07)
Diluted	$0.01	$0.01	$(0.01)	$0.01	$(0.07)

Weighted average shares outstanding:
Basic	40,400	40,205	39,630	40,118	39,330
Diluted	45,196	43,728	39,630	44,914	39,330

Included in costs and expenses above:
Stock based compensation charges
Included in costs and expenses above:
Cost of revenue	$44	$33	$-	$109	$-
Research and development	19	17	-	57	-
Sales and marketing	10	6	-	32	-
General and administrative	33	27	-	100	-

Total	$106	$83	$-	$298	$-